UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2025

GAIN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40237	85-1726310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 500-1556

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GANX	The Nasdaq Stock Market LLC

Item 8.01 Other Information

On October 6, 2025, Gain Therapeutics, Inc. (the “Company”) presented preliminary data from the Company’s ongoing Phase 1b clinical study of GT-02287 in people with Parkinson’s disease (“PD”) with or without a GBA1 mutation at the International Congress of Parkinson’s Disease and Movement Disorders.

Preliminary Findings

After 90 days of dosing, GT-02287 has been safe and generally well tolerated, with no treatment-emergent serious adverse events observed. A transient increase in alkaline phosphatase and other liver enzymes has been observed in some participants and normalized despite ongoing dosing. Of the 21 study participants, two are treatment-naïve, two are on deep brain stimulation, and 18 are on levodopa and/or dopamine agonists or other PD drugs.

Mean MDS-UPDRS scores at baseline were 5.8, 7.4, and 24.7 for Parts I, II, and III, respectively. Several participants experienced an improvement in their UPDRS Part II and III scores after 90 days of dosing with GT-02287 while mean Part I scores remained unchanged. The mean improvement in Parts II and III by Day 90, which was not observed by Day 30, suggests that GT-02287 has a disease-slowing effect, consistent with the preclinical models in vivo and the proposed mechanism of action of GT-02287, supporting continued development. The plasma pharmacokinetics (PK) profile was consistent across all 14 participants sampled, was within the projected therapeutics range, and comparable to exposures observed in healthy volunteers in the Phase 1 study.

At two different meetings, the data monitoring committee has recommended continuation of the study and more recently, Australian health authorities have approved the Phase 1b study extension for patients who can now be treated for up to 12 months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

Dated: October 6, 2025	By:	/s/ Gene Mack
Name: Gene Mack
Title: Chief Executive Officer